SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-1:(c) or Rule 14a-12

Optio Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Optio Software, Inc.

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

May 27, 2003

Dear Shareholder:

On behalf of the Board of Directors and management of Optio Software, Inc., we cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, June 25, 2003, at 9:00 a.m., local time, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia.

At the Annual Meeting, the shareholders will be asked to:

1.	elect two (2) directors for a three-year term;

2.	ratify the appointment of BDO Seidman, LLP as Optio Software, Inc.’s independent auditors for the fiscal year ending January 31, 2004; and

3.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We have included a copy of Optio Software, Inc.’s Annual Report to Shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes the audited financial statements for the fiscal year ended January 31, 2003 as well as information about the Company’s operations, markets, products and services.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely,

Caroline Bembry

Vice President of Finance and Secretary

Optio Software, Inc.

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

(770) 576-3500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 25, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005 (the “Company”) will be held on Wednesday, June 25, 2003, at 9:00 a.m., local time (the “Annual Meeting”), at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia, to consider and act upon:

1.	the election of two (2) directors to the Company’s Board of Directors;

2.	proposal to ratify the selection of BDO Seidman, LLP as independent auditors for the Company’s current fiscal year; and

3.	such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 9, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

C. Wayne Cape

Chief Executive Officer, President and Chairman

May 27, 2003

Atlanta, Georgia

IMPORTANT

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Optio Software, Inc.

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

(770) 576-3500

PROXY STATEMENT

FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD

JUNE 25, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

Shareholders Meeting

This Proxy Statement and the enclosed proxy (“Proxy”) are furnished on behalf of the Board of Directors of Optio Software, Inc., a Georgia corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on Wednesday, June 25, 2003 at 9:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about May 27, 2003 to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

Only holders of record of common stock of the Company, no par value per share, at the close of business on May 9, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 9, 2003, the Company had outstanding and entitled to vote 19,157,498 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of common stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. In the election of Directors, the two nominees receiving the highest number of affirmative votes shall be elected.

The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. The affirmative vote of a majority of the shares of common stock present in person or represented by a Proxy and entitled to vote on Proposal Two set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of common stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to Proposal Two will have the same effect as a vote against this proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

Proxies

When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of Proposal Two.

Solicitation of Proxies

We will bear the cost of solicitation of Proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any person giving a Proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by delivering to our Corporate Secretary at our headquarters at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of common stock which, as of May 9, 2003, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as listed under “Summary Compensation Table” below), by all Directors and Executive Officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Owned[1]
C. Wayne Cape[2]	10,000,650	45%
Charles Carey[3]	1,831,770	10%
Diane Cap[4]	3,059,130	16%
F. Barron Hughes[5]	817,500	4%
Daryl G. Hatton[6]	729,500	4%
G. Robert Beck[7]	596,666	3%
Ronald G. Diener[8]	563,800	3%
Paul O’Callaghan	0	*
Terry Kraft[9]	45,500	*
Caroline Bembry[10]	21,288	*
James J. Felcyn, Jr.[11]	36,000	*
David T. Leach[12]	15,000	*
Steven E. Kaye[13]	10,000	*
All Directors and Executive Officers as a group (11 persons)[14]	12,835,904	60%
* Less than 1% of the outstanding common stock

[1]	For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security that such person or persons has or has the right to acquire within 60 days following May 9, 2003, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
[2]	This number includes 3,000,000 shares subject to options exercisable within 60 days held by Mr. Cape, and 3,059,130 shares owned by Diane Cape, over which Mr. Cape has voting power pursuant to a Voting Agreement between the parties dated as of January 8, 2002 (“Voting Agreement”), which Voting Agreement expires on the earlier of January 8, 2007, the death of Mr. Cape or sale of all the shares by Mrs. Cape. Mr. Cape disclaims such beneficial ownership of the securities held by Ms. Cape except to the extent of his indirect beneficial interest as the holder of voting power over such securities. Mr. Cape’s business address is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.
[3]	Mr. Carey’s address is 215 Bellamy Street, Homer, Georgia 30543.
[4]	This number includes 3,059,130 shares over which Mr. Cape has voting power pursuant to a Voting Agreement between the parties dated as of January 8, 2002. Ms. Cape’s address is 510 Avala Court, Alpharetta, Georgia 30022.
[5]	This number includes 358,500 shares subject to options exercisable within 60 days held by Mr. Hughes.
[6]	This number includes 578,500 shares subject to options exercisable within 60 days held by Mr. Hatton and 1,000 shares held by Mr. Hatton’s immediate family, with respect to which Mr. Hatton disclaims beneficial ownership.
[7]	This number includes 10,000 shares subject to options exercisable within 60 days held by Mr. Beck.
[8]	This number includes 10,000 shares subject to options exercisable within 60 days by Mr. Diener, 499,000 shares held by the Ronald G. Diener Trust and 53,400 shares held by the Charles Schwab & Co., Inc./Ronald G. Diener IRA.
[9]	This number includes 37,500 shares subject to options exercisable within 60 days by Mr. Kraft.
[10]	This number includes 20,038 shares subject to options exercisable within 60 days by Ms. Bembry.
[11]	This number includes 25,000 shares subject to options exercisable within 60 days held by Mr. Felcyn.
[12]	This number includes 15,000 shares subject to options exercisable within 60 days held by Mr. Leach.
[13]	This number includes 10,000 shares subject to options exercisable within 60 days held by Mr. Kaye.
[14]	Includes 3,744,476 shares subject to options exercisable within 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors of the Company currently consists of seven members, Messrs. Cape, Felcyn, Leach, Kaye, Hughes, Diener and Beck. At the Annual Meeting, two directors are to be elected for the term described below. Mr. Felcyn’s term expires at the Annual Meeting and he is not standing for re-election. In addition, Mitchel J. Laskey resigned as a Director as of May 2, 2003. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Mr. Cape has been nominated for re-election as a Class I Director and Mr. Kaye has been nominated to also serve as a Class I Director. The terms of the Class II directors and Class III director will expire upon the election and qualification of successor directors at the 2004 and 2005 annual meeting of shareholders, respectively. The term of the new Class I directors will expire upon the election and qualification of successor directors at the 2006 annual meeting of shareholders. There are no family relationships between any of the directors or executive officers of the Company.

Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. The persons nominated for election have agreed to serve if elected and management has no reason to believe that the nominees will be unable to serve.

The Board of Directors recommends a vote FOR each named nominee.

Nominees and Incumbent Directors

The following sets forth certain information regarding the nominees for director and the four incumbent directors whose terms will continue following the Annual Meeting.

Nominees to Serve as Class I Directors (Term Expires in 2006)

C. Wayne Cape, 49, the founder of the Company, became Chairman of the Board of Directors in September 1999. Mr. Cape served as Chief Executive Officer of the Company from the Company’s inception in 1981 through July 2001. Mr. Cape also served as President of the Company from its inception until May 2001, when the Board of Directors appointed Warren Neuburger as President and Chief Executive Officer of the Company. From January 30, 2003 to the present, Mr. Cape has served as President and Chief Executive Officer of the Company. Prior to launching the Company, Mr. Cape was an employee at Digital Communication Associates from 1974 to 1981 where he served in a variety of technical, sales and regional sales management positions.

Steven E. Kaye, 50, has been nominated to serve on the Board of Directors of the Company and has served as a Director since March 2003. Since September 2002, Mr. Kaye has served as a consultant to various public and private companies. From November 2000 until September 2002, Mr. Kaye was employed by Lombardi Software, Inc., as Vice President of Global Alliances. From May 1999 until November 2000, Mr. Kaye served as Senior Vice President of Marketing and Business Development for the Company. From February 1998 until April 1999, Mr. Kaye served as Vice President of Marketing for Softlab, Inc. From June 1996 until February 1998, Mr. Kaye was employed by KnowledgeX, Inc., serving as Senior Vice President of Marketing and Business Development.

Incumbent Class II Directors (Term Expires in 2004)

David T. Leach, 51, has served as a Director of the Company and has served on the Compensation and Audit Committees since June 2001. Mr. Leach served as acting Chairman of the Board for Harbinger Corporation from January 2000 until June 2000. Mr. Leach served as Vice Chairman of Harbinger Corporation from September 1998 until January 2000. From March 1997 until September 1998, Mr. Leach served as Chief Executive Officer of Harbinger Corporation and from February 1994 until March 1997, Mr. Leach served as President and Chief Operating Officer.

G. Robert Beck, 44, has served as a Director of the Company since March 2003. Since 2000, Mr. Beck has served as Chief Executive Officer and President of Sales Builders, Inc., a sales training and executive consulting firm. From 1998 until August 2000, Mr. Beck served as Executive Vice President of Sales for the Company.

Ronald G. Diener, 53, has served as a Director of the Company since March 2003. Since July 2000, Mr. Diener has served as an alliance manager for a major global system integrator. From March 1999 until June 2000, Mr. Diener provided independent consulting services to various public and private companies. From March 1997 until February 1999, Mr. Diener was Vice President of Strategic Alliances for the Company.

Incumbent Class III Director (Term Expires in 2005)

F. Barron Hughes, 45, has served as a Director of the Company since March 2003. Since August 2002, Mr. Hughes has served as Chief Financial Officer for VertiSoft Corp., a software company specializing in the healthcare industry. Prior to joining VertiSoft Corp., Mr. Hughes served as Chief Financial Officer for the Company from September 1994 until January 2002 and continued to be employed by the Company through May 2002.

Board of Directors Meetings and Committees of the Board of Directors

During the fiscal year ended January 31, 2003, the Board of Directors held seventeen formal meetings, and took action by unanimous written consent three times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served during their term of service. Mitchel J. Laskey resigned from the Board of Directors on May 2, 2003. No replacement is being nominated. The Board has set the number of Directors at six.

Compensation Committee. The Board of Directors has established a Compensation Committee, comprised solely of independent directors, on which James J. Felcyn, Jr., David T. Leach and Mitchel J. Laskey served throughout fiscal 2003. The Compensation Committee reviews and evaluates the compensation and benefits of all the officers, reviews general policy matters relating to compensation and benefits of employees of the Company, including the administration of the Optio Software, Inc. Stock Incentive Plan and Optio Software, Inc. Directors’ Stock Option Plan, and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee held one formal meeting during fiscal 2003 and took action by unanimous written consent one time.

Audit Committee. The Board of Directors has also established an Audit Committee, comprised solely of independent directors, on which James J. Felcyn, Jr., David T. Leach and Mitchel J. Laskey served throughout fiscal 2003. Since Mr. Laskey has resigned and Mr. Felcyn is not standing for reelection, the Company may appoint additional members to the Audit Committee, who may or may not be independent. The Audit Committee reviews and approves the scope and timing of the Company’s audit services and any other services the independent auditors are asked to perform, the auditor’s report on the financial statements following completion of their audit and the Company’s policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee annually appoints independent auditors for the following year. The Audit Committee held five formal meetings during the fiscal year ended January 31, 2003 and took action by unanimous written consent one time.

The Company has no standing nominating or other committee performing similar functions. The Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company’s Bylaws. The Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of the shareholders must provide notice of such nomination not less than 60 days prior to the meeting; however, if less than 60 days notice of the date of the meeting is given, the shareholder must deliver the nomination to the Company within ten days following notice of the date of the meeting. In addition, such notice must provide the Company certain information regarding the nominee.

Directors’ Compensation

The Company reimburses all directors for their reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committees on which they serve. The non-employee members of the Board of Directors receive compensation of $1,000 for each “in-person” meeting of the Board of Directors or a committee thereof. For each telephonic meeting of the Board or a committee thereof, non-employee directors receive $250 cash compensation for their participation in such meeting. Board and committee meetings held in conjunction (or in close proximity) with each other will entitle the director to only a single, $1,000 or $250 fee.

In addition, the non-employee members of the Board are entitled to receive options pursuant to the Optio Software, Inc. Directors’ Stock Option Plan, which was adopted by the Board in October 1999. Under the terms of the Directors’ Stock Option Plan, upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the common stock of the Company. At the end of each completed year of service as an eligible director, a director shall be granted an option to purchase 5,000 shares of common stock on the date of the Annual Meeting. All options granted under the Directors’ Stock Option Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares on the date of grant. Pursuant to the Directors’ Stock Option Plan, 300,000 shares of common stock are reserved for issuance. Following the Company’s Annual Meeting in June 2002, by the terms of the Directors’ Stock Option Plan, Messrs. Laskey, Leach and Felcyn were each automatically granted additional options to purchase 5,000 shares of common stock. Upon their election as Directors on March 12, 2003, Messrs. Kaye, Beck, Hughes and Diener were automatically granted options to purchase 10,000 shares of common stock. Following the 2003 Annual Meeting, Mr. Leach will receive, pursuant to the terms of the Directors’ Stock Option Plan, additional options to purchase 5,000 shares of common stock.

Summary Compensation Table

The following table sets forth, for the year ended January 31, 2003, the total compensation paid to or accrued by the Company’s Chief Executive Officer, the four other executive officers with the next highest total annual salary and bonus and two individuals whose total annual salary and bonus exceeded $100,000 but who were no longer serving as executive officers of the Company at January 31, 2003 (collectively, the “Named Executive Officers”).

	Fiscal Year Ending January 31	Annual Compensation			Long-Term Compensation	All Other Compensation ($) (1)
Name and Principal Position		Salary	Bonus		Securities Underlying Options (#)
C. Wayne Cape(2) Chairman and currently Chief Executive Officer and President	2003 2002 2001	$300,000 300,000 210,000	$	— — 18,375	— — —	$	— — 124,661

Warren K. Neuburger(3) Former Chief Executive Officer and President	2003 2002 2001	$264,803 198,519 —	$	— — —	— 400,000 —		$303,000 — —	(8)

John Burgan(4) Former Senior Vice President of Sales and Marketing	2003 2002 2001	$188,304 39,384 —		$56,888 — —	— 200,000 —		$62,898 — —	(9)

Terry Kraft(5) Senior Vice President of Product Development	2003 2002 2001	156,920 36,410 —	$	— — —	— 150,000 —	$	— — —

Caroline Bembry Vice President of Finance and Secretary	2003 2002 2001	$108,411 100,000 88,067	$	— — 1,250	12,975 2,000 5,950	$	— — —

Daryl G. Hatton Chief Technology Officer	2003 2002 2001	$98,125 100,000 100,000	$	— — 8,750	— 10,000 —	$	— — —

James F. Kelly(6) Former Senior Vice President and Chief Marketing Officer	2003 2002 2001	$143,333 141,817 —	$	— — —	— 200,000 —		$62,707 — —	(10)

Gwyneth L. Burkett(7) Former Vice President of Professional Services	2003 2002 2001	$69,375 185,000 10,550		$15,000 — —	— 99,250 —		$46,250 — —	(11)

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2)	Mr. Cape resigned from his position as Chief Executive Officer effective July 31, 2001, but was reappointed as Chief Executive Officer effective January 31, 2003. Mr. Cape’s compensation for fiscal year ended January 31, 2003 was paid in connection with his resignation as President and Chief Executive Officer and such amount was accrued in the fiscal year ended January 31, 2002. See “Employment Agreement.”
(3)	Mr. Neuburger joined the Company on April 22, 2001 and resigned on January 31, 2003.
(4)	Mr. Burgan joined the Company on November 19, 2001 and left the Company on February 2, 2003.
(5)	Mr. Kraft joined the Company on November 12, 2001.
(6)	Mr. Kelly joined the Company on June 4, 2001 and left the Company on July 9, 2002 with severance being paid through January 1, 2003.
(7)	Ms. Burkett joined the Company on January 1, 2001 and left the Company on June 15, 2002 with severance being paid through September 15, 2002.
(8)	This amount is being paid to Mr. Neuburger as severance in the fiscal year ended January 31, 2004. See “Employment Agreements.”
(9)	This amount was paid as sales commissions.

(10)	This amount was paid as severance to Mr. Kelly during the fiscal year ended January 31, 2003 and the fiscal year ended January 31, 2004.
(11)	This amount was paid in severance to Ms. Burkett during the fiscal year ended January 31, 2003.

Option Grants in Last Fiscal Year

The following table sets forth all individual grants of stock options during the fiscal year ended January 31, 2003, to each of the Named Executive Officers:

	Individual Grants
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%	10%
Caroline Bembry	12,975	(3)	1.55%	$0.25	7/15/12	$2,040	$5,170

(1)	The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.
(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company’s common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Company’s common stock to date.
(3)	Grants become exercisable in equal installments beginning on the first anniversary of the date of grant continuing for four years thereafter until fully vested.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth information concerning option exercises and the year-end values of unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of January 31, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Wayne Cape	—	—	3,000,000	—	$390,000	$—
Caroline Bembry	—	—	18,476	22,449	$—	$2,206
Daryl G. Hatton	—	—	573,500	12,500	$—	$—
Terry Kraft	—	—	37,500	112,500	$—	$—
John Burgan	—	—	50,000	150,000	$—	$—

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale.
(2)	Based on the fair market value of the common stock as of January 31, 2003of $0.42 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.
(3)	This number does not include options which were not in-the-money as of January 31, 2003.

Employment Agreements

All of the Company’s principal employees, including executive officers, are required to sign an agreement with the Company restricting the ability of the employee to compete with the Company or to solicit the Company’s customers or employees during his or her employment and for a period of one year thereafter. The agreement also provides for the Company’s ownership of the work product of the employee, an assignment to the Company of intellectual property, and a prohibition from the disclosure of the Company’s trade secrets and confidential information.

When C. Wayne Cape resigned as Chief Executive Officer and President on July 31, 2001, the Company and he entered into a written agreement pursuant to which he is to provide consulting and transition services to the

Company. Mr. Cape’s agreement terminates on July 31, 2003. Mr. Cape will receive a base salary of $25,000 per month for the term of this agreement. Mr. Cape’s agreement amends 1,750,000 of his outstanding vested stock options such that those options remain exercisable until two years after expiration of the agreement. If Mr. Cape dies prior to the expiration of his agreement, the Company will pay his heirs the remainder of his base salary through the end of the term of the agreement and reimburse his eligible dependents’ COBRA premiums under the Company’s medical health plan through the earlier of (x) the expiration of 18 months following Mr. Cape’s death or (y) the end of the term of the agreement; however, if the 18 month coverage period ends before the end of the term of the agreement, then the Company will purchase individual medical and dental insurance policies for Mr. Cape’s dependents for the balance of the term. Upon a change in control of the Company, at its option, the Company may pay Mr. Cape a lump sum payment equal to the amount of base salary he would have received through the end of the term of the agreement. In addition, the Company will reimburse Mr. Cape and his eligible dependents’ COBRA premiums under the Company’s medical health plan through the earlier of (x) the expiration of 18 months following Mr. Cape’s termination or (y) the end of the term of the agreement; however, if the 18 month coverage period ends before the end of the term of the agreement, then the Company will purchase individual medical and dental insurance policies for Mr. Cape and his dependents for the balance of the term. Mr. Cape’s agreement includes restrictive covenants not to solicit the Company’s customers or recruit its employees. As of January 31, 2003, Mr. Cape reassumed the duties of Chief Executive Officer and President of the Company; although he continues to be paid under the agreement described above. For accounting purposes, the compensation due Mr. Cape under this agreement was expensed and accrued in the fiscal year ended January 31, 2002. Although under this agreement amounts were paid to Mr. Cape during the fiscal year ended January 31, 2003, no compensation expense was recorded in the fiscal year ended January 31, 2003 due to the fact that the full amount was accrued in the previous fiscal year.

Warren K. Neuburger, the former Chief Executive Officer and President of the Company, was employed by the Company pursuant to a written employment agreement until January 31, 2003. The Company entered into a separation agreement with Mr. Neuburger which provides for a $33,300 lump sum payment paid in February, 2003 and $270,000 to be paid in 24 equal installments over the following year. The total separation payments are $303,300. All of Mr. Neuburger’s options were forfeited because he did not exercise them within 30 days of the expiration date.

Equity Compensation Plan Information

The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through January 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders(1)	5,302,600	$1.27	7,145,308
Equity compensation plans not approved by security holders(2)	1,900,900	$0.16	-0-

Total	7,203,500	$0.98	7,145,308

(1)	Represents options granted under the Stock Incentive Plan, which was approved by shareholders in 1997, and the Directors’ Stock Option Plan, which was approved by shareholders in October 1999.
(2)	Represents options granted outside of the Company’s approved stock option plans, the material terms of which are discussed below.

Non-Shareholder Approved Stock Options. During the period from 1989 until 1996, the Company granted options to employees pursuant to individual agreements without the approval of the security holders. The options granted during 1989 were fully vested on the date of grant and by their terms do not expire. The options granted after 1994 expire upon the occurrence of certain events, such as termination of employment, as set forth in the individual option agreements. Pursuant to the Settlement and Release Agreement between the Company and David Dunn-Rankin, as further described in “Related Party Transactions” below, 500,000 of these non-shareholder approved stock options were canceled effective March 31, 2002.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Georgia law and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under Georgia law. The Company’s bylaws provide that it must indemnify its directors against all liabilities to the fullest extent permitted under Georgia law and that the Company must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

The Company has entered into agreements that require it to indemnify its directors and officers to the fullest extent permitted under Georgia law. In addition, the Company has agreed to defend, hold harmless and indemnify its directors and officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he is a director or officer, as the case may be, of the Company or is serving, at the request of the Company, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Georgia law. Further, the Company will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Company believes that these agreements, as well as the provisions contained in its articles and bylaws described above, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the provisions of the charter documents, Georgia law or the agreements described above, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

During the fiscal year ended January 31, 2003, the Compensation Committee of the Board of Directors (the “Committee”) consisted of James J. Felcyn, Jr., David T. Leach and Mitchel J. Laskey. Mitchel J. Laskey resigned as of May 2, 2003.

The Committee has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2003 compensation was determined for the executive officers of the Company, with particular detail given to the 2003 compensation for the Company’s Chief Executive Officer. The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Company’s executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, experience and talents required to promote the short-term and long-term financial performance and growth of the Company. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to the performance of the Company. In so doing, the policy strives to align the financial rewards to the Company’s executive officers with the financial interests of the Company’s shareholders.

The Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee relative to the Company’s executive officers and key employees are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The base salaries of the executive officers for fiscal 2003 were not linked to specific Company performance criteria.

Incentive Cash Bonuses. The Company’s executive officers, as well as other management employees, are eligible to receive cash bonus awards. The Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. The impact an employee has on the financial performance of the Company as determined in the judgment of the Committee, and the Chief Executive Officer in the case of other executive officers, is also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers under the plan at the sole discretion of the Compensation Committee. The Compensation Committee approved no bonuses for executive officers for the fiscal year 2003 other than a bonus of $15,000 to the former Vice President of Professional Services.

Equity Incentives. The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Stock Incentive Plan provides the means through which executive officers can build an investment in common stock which will align such officers’ economic interests with the interests of the Company’s shareholders. Under the Company’s Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued only stock options under the plan. During the fiscal year ended January 31, 2003, options to purchase an aggregate of 12,975 shares of common stock were granted to the Company’s executive officers.

For the Company’s current fiscal year, the Committee intends to recommend to the Board of Directors that options be granted to employees based upon the Company’s achievement of its budgetary objectives and the Committee’s assessment of the individual’s contribution to the Company’s performance. In addition, the Board of Directors has delegated authority to Mr. Cape, as Chief Executive Officer of the Company, to approve grants of stock options to employees in amounts not to exceed 25,000 options to any one employee in a single year without approval of the Board of Directors.

Other Benefits. Executive officers also participate, on a voluntary basis, in the Company’s regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers may receive, along with and on the same terms as other employees, certain benefits pursuant to the Company’s 401(k) plan, including Company matching contributions.

Compensation of the Chief Executive Officer

The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance.

Warren K. Neuburger served as the Company’s Chief Executive Officer from July 2001 to January 31, 2003. For the fiscal year ended January 31, 2003, Mr. Neuburger’s compensation plan included a base salary of $270,000. Mr. Neuburger did not receive any other equity-based incentives during the 2003 fiscal year. The Committee believes that Mr. Neuburger’s total fiscal year 2003 compensation was below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Neuburger will receive total severance payments of $303,300 during fiscal 2004. Mr. Neuburger was eligible for bonuses based upon performance and the Company’s achievement of certain specified criteria, as assessed by the Compensation Committee; however no such bonuses were earned.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company’s policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company’s award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company’s policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Compensation Committee of the Board of Directors

James J. Felcyn, Jr.

David T. Leach

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein. The standards relating to independence of audit committees set forth in the rules and regulations under the Exchange Act of 1934 do not apply to the Company because the Company’s common stock is not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.

The Audit Committee acts pursuant to a charter adopted by the Board that specifies the scope of the Audit Committee’s oversight and how it carries out its activities. All members of the Audit Committee during the fiscal year ended January 31, 2003 were, and all current members are, “independent” as specified by the NASDAQ listing standards.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee (which included Mitchel J. Laskey at the time) recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

James J. Felcyn, Jr.

David T. Leach

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2003, the following persons failed to file on a timely basis reports required by Section 16(a), for the transactions indicated:

Name of Reporting Person	Description
F. Barron Hughes	Statement of Changes in Beneficial Ownership on Form 4 was due May 10, 2002 and filed July 9, 2002; Statement of Changes in Beneficial Ownership on Form 4 was due June 10,

2002 and filed July 9, 2002; Statement of Changes in Beneficial Ownership on Form 4 was due January 2, 2003 and filed February 13, 2003

C. Wayne Cape	Statement of Changes in Beneficial Ownership on Form 4 was due January 2, 2003 and filed February 13, 2003

Diane Cape	Statement of Changes in Beneficial Ownership on Form 4 was due January 2, 2003 and filed February 13, 2003

Ronald G. Diener	Initial Statement of Beneficial Ownership on Form 3 was due January 9, 2003 and filed February 13, 2003

STOCK PERFORMANCE GRAPH

The following line-graph provides a comparison of the cumulative total shareholder return on the Company’s common stock for the period from December 15, 1999, the date of the Company’s initial public offering, through January 31, 2003, against the cumulative shareholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) Index and the Standard & Poor’s Application Software Index. The Company has replaced the Standard & Poor’s Computers (Software & Service) Index with the Standard & Poor’s Application Software Index due to the fact that the Standard & Poor’s Computers (Software & Services) Index is no longer a reporting index. The graph assumes that $100 was invested on November 30, 1999 in each of the comparison indices and December 15, 1999 in our common stock. All amounts have been calculated as if all dividends were reinvested.

$ 100 invested on 12/15/99 in stock or on 11/30/99 in index-including reinvestment of dividends. Fiscal year ending January 31.

	11/30/99	1/31/00	1/31/01	1/31/02	1/31/03
Nasdaq Stock Market (U.S. Companies) Index	100.00	117.49	82.28	57.79	39.93
Standard & Poor’s Application Software Index	100.00	121.26	86.47	56.87	29.91
Optio Software, Inc.	100.00	101.55	11.49	5.03	2.57

The preceding Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

Related Party Transactions

On December 31, 1988, the Company loaned $30,000 to C. Wayne Cape pursuant to a promissory note that bore interest at 10% per annum and was unsecured. The Company loaned $48,800 to Mr. Cape on a non-interest basis in ten advances from October 15, 1986 to May 9, 1995. This loan was due and payable upon demand and was unsecured. Effective February 1, 2002, these outstanding notes were consolidated into an Amended and Restated Promissory Note with a principal amount of $87,300, which represented principal and accrued interest due under Mr. Cape’s original notes to the Company. The Amended and Restated Promissory Note bears interest at a rate of 9% per annum and is due in full no later than July 31, 2003. During fiscal year 2003, Mr. Cape made payments on this note in the aggregate amount of $40,500, including interest.

Effective August 1, 2001, the Company entered into the transition services employment agreement with Mr. Cape further described in “Employment Agreements” above.

During the year ended January 31, 1999, the Company advanced $525,000 for general personal purposes to David Dunn-Rankin, who was a director of Optio and who held options to purchase 500,000 shares of the Company’s common stock. An additional $75,000 was advanced to Mr. Dunn-Rankin during the year ended January 31, 2000. At January 31, 2002, $600,000 was owed to the Company from Mr. Dunn-Rankin as a result of these advances. Such advances were secured by the options held by Mr. Dunn-Rankin. The note bore interest at 9% per annum. The advances were due and expected to be repaid October 31, 2001. Mr. Dunn-Rankin defaulted on the loan due to non-payment, and the Company believed that repayment of the loan was unlikely. The full amount of the loan was reserved as uncollectible as of January 31, 2002.

Effective March 31, 2002, the Company entered into a Release and Settlement Agreement with David Dunn-Rankin, whereby, in consideration for (i) Mr. Dunn-Rankin’s relinquishing his rights to an option to purchase 500,000 shares of the Company’s common stock and (ii) his resignation as a member of the Company’s Board of Directors, the Company released Mr. Dunn-Rankin from his obligation to repay loans made to him by the Company in the aggregate principal and interest amount of $740,000.

Effective February 11, 2003, the Company entered into a separation agreement with Warren Neuburger further described in the “Employment Agreements” above.

Steven Kaye, a Director, and the Company have entered into a business consulting agreement dated March 17, 2003. The agreement terminates on June 15, 2003 and calls for payments of $1,000 for each full day worked for marketing and planning services. The agreement contains confidentiality provisions which protect the Company.

The Company has agreed to provide indemnification to its executive officers and directors which may require the Company to indemnify officers and directors against liabilities that may arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

All future transactions, if any, between the Company and its officers, directors and principal shareholders and their affiliates and any transactions between the Company and any entity with which its officers, directors or principal shareholders are affiliated will be subject to the approval of a majority of the Board of Directors, including the majority of the independent and disinterested outside directors of the Board of Directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors and the Audit Committee to the Board of Directors have selected the accounting firm of BDO Seidman, LLP to serve as its independent auditors for the fiscal year ending January 31, 2004. The appointment of this firm was recommended to the Board of Directors by its Audit Committee. If the shareholders do not ratify the selection of BDO Seidman, LLP, the Audit Committee will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

New Independent Accountant

On January 16, 2003, Ernst & Young LLP resigned as auditors of the Company. The reports of Ernst & Young LLP on the Company’s financial statements for the fiscal years ended January 31, 2001 and January 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A copy of the resignation letter from Ernst & Young LLP referenced above was delivered to the Board of Directors of the Company and to its Audit Committee. Following review of such letter, the Board of Directors and the Audit Committee approved the resignation of Ernst & Young LLP.

In connection with the audits of the Company’s financial statements for each of the fiscal years ended January 31, 2001 and January 31, 2002, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to such matter in connection with its report. During the two most recent fiscal years and through the date of Ernst & Young LLP’s resignation there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has furnished Ernst & Young LLP with a copy of the foregoing disclosure and requested Ernst & Young LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter of Ernst & Young LLP to the Securities and Exchange Commission is filed as an Exhibit to the Company’s Report on Form 8-K filed January 24, 2003.

The Company’s Board of Directors, upon the recommendation of the Audit Committee, engaged BDO Seidman, LLP as of March 14, 2003 as its independent public accountants for its fiscal year ended January 31, 2003. During the two most recent fiscal years and through the date of engagement, the Company did not consult with BDO Seidman, LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement with the Company’s former auditor or a reportable event under Securities and Exchange Commission rules and regulations.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered in connection with the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-k for the fiscal year ended January 31, 2003 totaled $75,000.

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the inclusion of previous fiscal year financial statements audited by Ernst & Young LLP in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as well as for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended January 31, 2003 totaled $50,000.

Financial Information Systems Design and Implementation Fees

No fees other than those described above under the caption “Audit Fees” and those described below under the caption “All Other Fees” were billed to the Company for professional services in fiscal year 2003.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above during the fiscal years ended January 31, 2003 were $84,905. These services were rendered in connection the preparation of the Company’s tax returns. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of the Company’s independent auditor. BDO Seidman, LLP did not render any other professional services to the Company other than as stated under the caption “Audit Fees”.

The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.

SHAREHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2004 Annual Meeting of Shareholders must be received by the Company no later than January 23, 2004 if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2004 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

In order for a shareholder to bring any business or nominations before the 2004 Annual Meeting of Shareholders, certain conditions set forth in Section 2.13 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 60 days notice or public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

OTHER MATTERS

Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and the shareholders.

A copy of the 2003 Annual Report on Form 10-K, including financial statements and all amendments thereto, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to: Corporate Secretary, Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

BY ORDER OF THE BOARD OF DIRECTORS,

Caroline Bembry

Vice-President of Finance and Secretary

VOTE BY INTERNET – www.proxyvote.com
OPTIO SOFTWARE, INC. 3015 WINDWARD PLAZA, FAIRWAYS II ALPHARETTA, GA 30005

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL –
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Optio Software, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OPTIO1	KEEP THIS PORTION FOR YOUR RECORDS
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTIO SOFTWARE, INC.

The Board of Directors Recommends a vote “FOR all nominees” in Proposal 1 and “FOR” Proposal 2.
				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Proposal 1 – Election of the following Nominees as Directors:
NOMINEES: 01) C. Wayne Cape				☐	☐	☐
02) Steven E. Kaye

Vote On Proposal	For	Against	Abstain

Proposal 2 – Approval of the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending January 31, 2004:	☐	☐	☐

Please mark, date and sign as your name appears above and return in the enclosed envelope.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK BOX TO THE RIGHT.			☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Optio Software, Inc.

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. Wayne Cape and Caroline Bembry, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Optio Software, Inc. held of record by the undersigned on May 9, 2003, at the annual meeting of stockholders to be held on June 25, 2003 or any adjournment thereof, as designated on the reverse side hereof and, in their discretion, as to other matters.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

(Please date and sign on reverse)

(Continued on reverse side)